INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

No. [redacted]

Shares

Hazlo! Technologies. Inc.

AUTHORIZED 75,000,000 SHARES COMMON STOCK $0.001 PAR VALUE

SAMPLE

THIS CERTIFIES THAT ______________________________ *is the owner of*

______________________________ *Shares of the Capital Stock of*

Hazlo! Technologies, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ____________ *day of* ____________ *A.D. 20*___

PRESIDENT XXXXXXXXXX TREASURER XXXXXXXXXX

SHARES EACH